- - - ----------------------------------------------------------------




                   CONTINENTAL AIRLINES, INC.

                               TO

                    WILMINGTON TRUST COMPANY,
                 not in its individual capacity,
                      but solely as Trustee
                                               EXHIBIT 4.4


                        ________________

                            Indenture

                  Dated as of November 28, 1995

                        ________________




                          $231,958,750


         (subject to increase to up to $266,752,600 in the event an overallotment option is exercised)


                    8 1/2% Convertible Subordinated
             Deferrable Interest Debentures Due 2020



- - - ----------------------------------------------------------------

                      Continental Airlines, Inc.

            Certain Sections of this Indenture relating to
                    Sections 310 through 318 of the
                     Trust Indenture Act of 1939:


Trust Indenture
Indenture
  Act Section                                             Section


Section 310(a)(1)    . . . . . . . . . . . . . . .     609
     (a)(2)          . . . . . . . . . . . . . . .     609
     (a)(3)          . . . . . . . . . . . . . . .     Not
Applicable
     (a)(4)          . . . . . . . . . . . . . . .     Not
Applicable
     (b)             . . . . . . . . . . . . . . .     608, 610
Section 311(a)       . . . . . . . . . . . . . . .     613
     (b)             . . . . . . . . . . . . . . .     613
Section 312(a)       . . . . . . . . . . . . . . .     701
                                                       702(a)
     (b)             . . . . . . . . . . . . . . .     702(b)
     (c)             . . . . . . . . . . . . . . .     702(c)
Section 313(a)       . . . . . . . . . . . . . . .     703(a)
     (a)(4)          . . . . . . . . . . . . . . .     101, 1004
     (b)             . . . . . . . . . . . . . . .     703(a)
     (c)             . . . . . . . . . . . . . . .     703(a)
     (d)             . . . . . . . . . . . . . . .     703(b)
Section 314(a)       . . . . . . . . . . . . . . .     704
     (b)             . . . . . . . . . . . . . . .     Not
Applicable
     (c)(1)          . . . . . . . . . . . . . . .     102
     (c)(2)          . . . . . . . . . . . . . . .     102
     (c)(3)          . . . . . . . . . . . . . . .     Not
Applicable
     (d)             . . . . . . . . . . . . . . .     Not
Applicable
     (e)             . . . . . . . . . . . . . . .     102
Section 315(a)       . . . . . . . . . . . . . . .     601
     (b)             . . . . . . . . . . . . . . .     602
     (c)             . . . . . . . . . . . . . . .     601
     (d)             . . . . . . . . . . . . . . .     601
     (e)             . . . . . . . . . . . . . . .     514
Section 316(a)       . . . . . . . . . . . . . . .     101
     (a)(1)(A)       . . . . . . . . . . . . . . .     502
                                                       512
     (a)(1)(B)       . . . . . . . . . . . . . . .     513
     (a)(2)          . . . . . . . . . . . . . . .     Not
Applicable
     (b)             . . . . . . . . . . . . . . .     508
     (c)             . . . . . . . . . . . . . . .     104(c)
Section 317(a)(1)    . . . . . . . . . . . . . . .     503
     (a)(2)          . . . . . . . . . . . . . . .     504
     (b)             . . . . . . . . . . . . . . .     1003
Section 318(a)       . . . . . . . . . . . . . . .     107

______________

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS

                                                             Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals of the Company. . . . . . . . . . . . . . . . . . . .  1

                           ARTICLE ONE

                Definitions and Other Provisions
                     of General Application

SECTION 101.   Definitions . . . . . . . . . . . . . . . . . .  2
SECTION 102.   Compliance Certificates and Opinions. . . . . . 10
SECTION 103.   Form of Documents Delivered to Trustee. . . . . 11
SECTION 104.   Acts of Holders; Record Dates . . . . . . . . . 11
SECTION 105.   Notices, Etc., to Trustee and the Company . . . 13
SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . 13
SECTION 107.   Conflict with Trust Indenture Act . . . . . . . 14
SECTION 108.   Effect of Headings and Table of Contents. . . . 14
SECTION 109.   Successors and Assigns. . . . . . . . . . . . . 14
SECTION 110.   Separability Clause . . . . . . . . . . . . . . 14
SECTION 111.   Benefits of Indenture . . . . . . . . . . . . . 14
SECTION 112.   Governing Law . . . . . . . . . . . . . . . . . 14
SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . 14

                           ARTICLE TWO

                         Security Forms

SECTION 201.   Forms Generally . . . . . . . . . . . . . . . . 15
SECTION 202.   Initial Issuance to Property Trustee. . . . . . 15

                          ARTICLE THREE

                         The Securities

SECTION 301.   Title and Terms . . . . . . . . . . . . . . . . 16
SECTION 302.   Denominations . . . . . . . . . . . . . . . . . 18
SECTION 303.   Execution, Authentication, Delivery and Dat-
                    ing. . . . . . . . . . . . . . . . . . . . 18
SECTION 304.   Temporary Securities. . . . . . . . . . . . . . 18
SECTION 305.   Registration, Registration of Transfer and
                    Exchange . . . . . . . . . . . . . . . . . 19
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securi-
                    ties . . . . . . . . . . . . . . . . . . . 20
SECTION 307.   Payment of Interest; Interest Rights Pre-
                    served . . . . . . . . . . . . . . . . . . 21
SECTION 308.   Persons Deemed Owners . . . . . . . . . . . . . 23
SECTION 309.   Cancellation. . . . . . . . . . . . . . . . . . 23
SECTION 310.   Right of Setoff . . . . . . . . . . . . . . . . 24
SECTION 311.   CUSIP Numbers . . . . . . . . . . . . . . . . . 24
SECTION 312.   Extension of Interest Payment Period; Notice
                    of Extension . . . . . . . . . . . . . . . 24
SECTION 313.   Paying Agent, Security Registrar and Conver-
                    sion Agent . . . . . . . . . . . . . . . . 25

                          ARTICLE FOUR

                   Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture . . . . 25
SECTION 402.   Application of Trust Money. . . . . . . . . . . 27

                          ARTICLE FIVE

                            Remedies

SECTION 501.   Events of Default . . . . . . . . . . . . . . . 27
SECTION 502.   Acceleration of Maturity; Rescission and
                    Annulment. . . . . . . . . . . . . . . . . 29
SECTION 503.   Collection of Indebtedness and Suits for
                    Enforcement by Trustee . . . . . . . . . . 30
SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . 31
SECTION 505.   Trustee May Enforce Claims Without Possession
                    of Securities. . . . . . . . . . . . . . . 32
SECTION 506.   Application of Money Collected. . . . . . . . . 32
SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . 32
SECTION 508.   Unconditional Right of Holders to Receive
                    Principal and Interest and to Convert. . . 33
SECTION 509.   Restoration of Rights and Remedies. . . . . . . 33
SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . 34
SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . 34
SECTION 512.   Control by Holders. . . . . . . . . . . . . . . 34
SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . 34
SECTION 514.   Undertaking for Costs . . . . . . . . . . . . . 35
SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . 35
SECTION 516.   Enforcement by Holders of Preferred Securi-
                    ties . . . . . . . . . . . . . . . . . . . 36

                           ARTICLE SIX

                           The Trustee

SECTION 601.   Certain Duties and Responsibilities . . . . . . 36
SECTION 602.   Notice of Defaults. . . . . . . . . . . . . . . 36
SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . 36
SECTION 604.   Not Responsible for Recitals or Issuance of
                    Securities . . . . . . . . . . . . . . . . 38
SECTION 605.   May Hold Securities . . . . . . . . . . . . . . 38
SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . 38
SECTION 607.   Compensation and Reimbursement. . . . . . . . . 38
SECTION 608.   Disqualification; Conflicting Interests . . . . 39
SECTION 609.   Corporate Trustee Required; Eligibility . . . . 39
SECTION 610.   Resignation and Removal; Appointment of Suc-
                    cessor . . . . . . . . . . . . . . . . . . 39
SECTION 611.   Acceptance of Appointment by Successor. . . . . 41
SECTION 612.   Merger, Conversion, Consolidation or Succes-
                    sion to Business . . . . . . . . . . . . . 41
SECTION 613.   Preferential Collection of Claims Against
                    Company. . . . . . . . . . . . . . . . . . 42

                          ARTICLE SEVEN

        Holders' Lists and Reports by Trustee and Company

SECTION 701.   Company to Furnish Trustee Names and Address-
                    es of Holders. . . . . . . . . . . . . . . 42
SECTION 702.   Preservation of Information; Communications
                    to Holders . . . . . . . . . . . . . . . . 42
SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . 43
SECTION 704.   Reports by Company. . . . . . . . . . . . . . . 43

                          ARTICLE EIGHT

      Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   Company May Consolidate, Etc., Only on Cer-
                    tain Terms . . . . . . . . . . . . . . . . 44
SECTION 802.   Successor Substituted . . . . . . . . . . . . . 45

                          ARTICLE NINE

                     Supplemental Indentures

SECTION 901.   Supplemental Indentures Without Consent of
                    Holders. . . . . . . . . . . . . . . . . . 45
SECTION 902.   Supplemental Indentures with Consent of Hold-
                    ers. . . . . . . . . . . . . . . . . . . . 46
SECTION 903.   Execution of Supplemental Indentures. . . . . . 48
SECTION 904.   Effect of Supplemental Indentures . . . . . . . 48
SECTION 905.   Conformity with Trust Indenture Act . . . . . . 48
SECTION 906.   Reference in Securities to Supplemental In-
                    dentures . . . . . . . . . . . . . . . . . 48

                           ARTICLE TEN

            Covenants; Representations and Warranties

SECTION 1001.  Payment of Principal and Interest . . . . . . . 49
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . 49
SECTION 1003.  Money for Security Payments to Be Held in
                    Trust. . . . . . . . . . . . . . . . . . . 49
SECTION 1004.  Statement by Officers as to Default . . . . . . 50
SECTION 1005.  Limitation on Dividends; Transactions with
                    Affiliates; Covenants as to the Trust. . . 51
SECTION 1006.  Payment of Expenses of the Trust. . . . . . . . 52
SECTION 1007.  Registration Rights . . . . . . . . . . . . . . 52

                         ARTICLE ELEVEN

                    Redemption of Securities

SECTION 1101.  Right of Redemption . . . . . . . . . . . . . . 53
SECTION 1102.  Applicability of Article. . . . . . . . . . . . 54
SECTION 1103.  Election to Redeem; Notice to Trustee . . . . . 54
SECTION 1104.  Selection by Trustee of Securities to Be
                    Redeemed . . . . . . . . . . . . . . . . . 54
SECTION 1105.  Notice of Redemption. . . . . . . . . . . . . . 55
SECTION 1106.  Deposit of Redemption Price . . . . . . . . . . 55
SECTION 1107.  Securities Payable on Redemption Date . . . . . 56
SECTION 1108.  Securities Redeemed in Part . . . . . . . . . . 56
SECTION 1109.  Optional Redemption . . . . . . . . . . . . . . 57
SECTION 1110.  Tax Event Redemption. . . . . . . . . . . . . . 57

                         ARTICLE TWELVE

                   Subordination of Securities

SECTION 1201.  Agreement to Subordinate. . . . . . . . . . . . 58
SECTION 1202.  Default on Designated Senior Indebtedness . . . 58
SECTION 1203.  Liquidation; Dissolution; Bankruptcy. . . . . . 59
SECTION 1204.  Subrogation . . . . . . . . . . . . . . . . . . 61
SECTION 1205.  Trustee to Effectuate Subordination . . . . . . 62
SECTION 1206.  Notice by the Company . . . . . . . . . . . . . 62
SECTION 1207.  Rights of the Trustee; Holders of Senior
                    Indebtedness . . . . . . . . . . . . . . . 63
SECTION 1208.  Subordination May Not Be Impaired . . . . . . . 64

                        ARTICLE THIRTEEN

                    Conversion of Securities

SECTION 1301.  Conversion Rights . . . . . . . . . . . . . . . 64
SECTION 1302.  Conversion Procedures . . . . . . . . . . . . . 65
SECTION 1303.  Conversion Price Adjustments. . . . . . . . . . 67
SECTION 1304.  Merger, Consolidation or Sale of Assets . . . . 73
SECTION 1305.  Notice of Adjustments of Conversion Price . . . 73
SECTION 1306.  Prior Notice of Certain Events. . . . . . . . . 74
SECTION 1307.  [Reserved]. . . . . . . . . . . . . . . . . . . 75
SECTION 1308.  Dividend or Interest Reinvestment Plans . . . . 75
SECTION 1309.  Certain Additional Rights . . . . . . . . . . . 75
SECTION 1310.  Restrictions on Common Stock Issuable upon
                    Conversion.. . . . . . . . . . . . . . . . 76
SECTION 1311.  Trustee Not Responsible for Determining Con-
                    version Price or Adjustments . . . . . . . 78


EXHIBIT A-1    Form of the Security

EXHIBIT A-2    Form of the Exchange Security

ANNEX A Form of Amended and Restated Declaration of Trust among the Company, as Sponsor, Wilmington Trust Company, as Delaware Trustee, and Lawrence W. Kellner and Jeffery
          A. Smisek, each as Regular Trustees, dated as of Novem-ber 28, 1995.


______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of November 28, 1995, between Continental Airlines, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Continental" or the "Company"), having its principal office at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and Wilmington Trust Company, not in its individual capacity but solely as Trustee (herein called the "Trustee").

                     RECITALS OF THE COMPANY

          WHEREAS, Continental Airlines Finance Trust, a Delaware business trust (the "Trust") formed under the Amended and Restat-ed Declaration of Trust among the Company, as Sponsor, Wilmington Trust Company, not in its individual capacity but solely in its capacities as property trustee (the "Property Trustee") and Delaware trustee (the "Delaware Trustee"), and Lawrence W. Kellner and Jeffery A. Smisek, as trustees (the "Regular Trust-ees"), dated as of November 28, 1995 (the "Declaration"), pursu-ant to the Purchase Agreement (the "Purchase Agreement") dated November 21, 1995, among the Company, the Trust and the Initial Purchasers named therein, will issue and sell 4,500,000 (or up to 5,175,000 if the overallotment option granted to the Initial Purchasers is exercised in full) of its 8 1/2% Convertible Trust Originated Preferred Securities SM (the "Preferred Securities"), with a liquidation amount of $50 per Preferred Security and having an aggregate liquidation amount with respect to the assets of the Trust of $225,000,000 (or up to $258,750,000 if the
overallotment option is exercised in full);

          WHEREAS, the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company common securities evidencing an ownership interest in the Trust (the "Common Securities"), registered in the name of the Company, in an aggregate amount equal to approximately three percent (3%) of the capitalization of the Trust, equivalent to 139,175 Common Securi-ties (or up to 160,052 Common Securities if the overallotment option is exercised in full), with a liquidation amount of $50 per Common Security and having an aggregate liquidation amount with respect to the assets of the Trust of $6,958,750 (or up to $8,002,600 if the overallotment option is exercised in full);

          WHEREAS, the Trust will use the proceeds from the sale of the Preferred Securities and the Common Securities to pur-chase, from the Company, Securities (as defined below) in an aggregate principal amount of $231,958,750 (or up to $266,752,600 if the overallotment option is exercised in full);

          WHEREAS, the Company is guaranteeing the payment of all distributions (including Additional Interest, Compounded Interest and Liquidated Damages, if any) on the Preferred Securities, payment of the Redemption Price, as applicable, and payments on liquidation with respect to the Preferred Securities, to the extent provided in the Preferred Securities Guarantee Agreement (the "Guarantee") between the Company and Wilmington Trust Company, not in its individual capacity but solely in its capaci-ty as guarantee trustee, for the benefit of the holders from time to time of the Preferred Securities;

          WHEREAS, the Company has duly authorized the creation of an issue of its 8 1/2% Convertible Subordinated Deferrable Interest Debentures Due 2020 (the "Securities") of substantially the tenor and amount hereinafter set forth and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, so long as the Trust is a Holder of Securi-ties, and any Preferred Securities are outstanding, the Declara-tion provides that the holders of Preferred Securities may cause the Conversion Agent to (a) exchange such Preferred Securities for Securities held by the Trust and (b) immediately convert such Securities into Class B Common Stock of Continental;

          WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                           ARTICLE ONE

                Definitions and Other Provisions
                     of General Application

SECTION 101.   Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Inden-ture as a whole and not to any particular Article, Section, Clause or other subdivision.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Interest" has the meaning specified in
Section 301.

          "Additional Payments" means Compounded Interest,
Additional Interest and Liquidated Damages, if any.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirect-ly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "con-trolled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, Conversion
Agent or co-registrar.

          "Board of Directors" means either the board of direc-tors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certi-fied by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New
York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

          "Class B Common Stock" means the Class B Common Stock,
$.01 par value per share, of the Company.

          "Commission" means the Securities and Exchange Commis-sion, as from time to time constituted, created under the Securi-ties Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" has the meaning specified in the Recitals to this Instrument.

          "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Article Thirteen, shares issuable on conversion of Securities shall include only shares of the class designated as Class B Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the propor-tion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifica-tions.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such succes-sor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chair-man of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Compounded Interest" has the meaning specified in
Section 312.

          "Conversion Agent" means the Person or Persons appointed to act on behalf of the holders of Preferred Securities and/or on behalf of the holders of Common Securities in effecting the conversion of Preferred Securities and/or Common Securities as and in the manner set forth in the Declaration and Section
1302 hereof.

          "Conversion Date" has the meaning specified in Section
1302.

          "Corporate Trust Office" means the principal office of Wilmington Trust Company at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

          "Current Market Price" has the meaning specified in
Section 1303(vi).

          "Declaration" has the meaning specified in the Recitals to this instrument.

          "Defaulted Interest" has the meaning specified in
Section 307.

          "Delaware Trustee" has the meaning specified in the Recitals to this instrument.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness of the Company outstanding from time to time under agreements between the Company, on the one hand, and General Electric Company, General Electric Capital Corporation, any of their respective direct or indirect subsidiaries, or any affili-ates (as such term is defined in Rule 12b-2 under the Exchange
Act) of any of the foregoing (each of which is a "GE Party") or any trust of which any GE Party is a beneficiary, on the other hand, in effect on the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof and
(ii) any Senior Indebtedness of the Company incurred, issued or assumed after the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof.

          "Event of Default" has the meaning specified in Sec-tion 501.

          "Exchanged Securities" means the 8 1/2% Convertible
Subordinated Deferrable Interest Debentures Due 2020 to be issued in connection with sales of such Securities pursuant to an effective Shelf Registration Statement.

          "Extended Interest Payment Period" has the meaning specified in Section 312.

          "Guarantee" has the meaning specified in the Recitals to this instrument.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indenture" means this instrument as originally execut-ed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Purchasers", with respect to the Preferred Securities, means Merrill Lynch, Pierce, Fenner & Smith Incorpo-rated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc., BT Securities Corpora-tion, PaineWebber Incorporated and S.G. Warburg & Co. Inc.

          "Interest Payment Date" has the meaning specified in
Section 301.

          "Investment Company Event" has the meaning specified in the Declaration.

          "Liquidated Damages" has the meaning specified in
Section 1007.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "90 Day Period" has the meaning specified in Section
1110.

          "No Recognition Opinion" has the meaning specified in the Declaration.

          "Notice of Conversion" means the notice to be given by a holder of Preferred Securities or Common Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities or Common Securities for Securities and to convert such Securities into Class B Common Stock on behalf of such holder.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of coun-sel, who may be counsel for the Company, and who shall be reason-ably acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities thereto-fore authenticated and delivered under this Indenture, except:
(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Securities which have been paid pursuant to Section 306, converted into Class B Common Stock pursuant to Section 1301, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securi-ties in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Securities" has the meaning specified in the Recitals to this instrument.

          "Property Trustee" has the meaning specified in the Recitals to this instrument.

          "Purchase Agreement" has the meaning specified in the Recitals to this instrument.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Redemption Tax Opinion" has the meaning specified in the Declaration.

          "Reference Date" has the meaning specified in Section
1303(iv).

          "Registration Rights Agreement" has the meaning speci-fied in Section 1007.

          "Regular Record Date" has the meaning specified in
Section 301.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Securities Legend" has the meaning speci-fied in Section 202.

          "Securities" has the meaning specified in the Recitals to this instrument.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agree-ment (but excluding trade accounts payable arising in the ordi-nary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's accep-tance, security purchase facility or similar credit transaction,
(v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or other-wise, and (vi) all obligations of the type referred to in clauses
(i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among such obligor or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with or junior to the Preferred Securities.

          "Shelf Registration Statement" has the meaning speci-fied in Section 1007.

          "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to
Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the princi-pal, together with any accrued and unpaid interest (including Compounded Interest), of such Security or such installment of interest is due and payable.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsid-iaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Tax Event" has the meaning specified in the Declara-tion.

          "Trading Day" means a day on which Common Stock is traded on the national securities exchange or the quotation system used to determine the Current Market Price.

          "Trust" has the meaning specified in the Recitals to this instrument.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such succes-sor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Inden-ture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Securities" means Common Securities and Pre-ferred Securities.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not desig-nated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 102.   Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable require-ments of the Trust Indenture Act and any other applicable re-quirement set forth in this Indenture.

SECTION 103.   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Inden-ture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execu-tion of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to
Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Securi-ty shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.   Notices, Etc., to Trustee and the Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Trustee Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.   Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a suffi-cient notification for every purpose hereunder.

SECTION 107.   Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Inden-ture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.   Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so ex-pressed or not.

SECTION 110.   Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.   Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Inden-ture.

SECTION 112.   Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 113.   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business
Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion, provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                           ARTICLE TWO

                         Security Forms

SECTION 201.   Forms Generally.

          The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A-1 which is hereby incorporated in and expressly made a part of this Indenture. The Exchanged Securities and the Trustee's certifi-cates of authentication shall be substantially in the form of Exhibit A-2, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock ex-change rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A-1 to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Securities shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities.

SECTION 202.   Initial Issuance to Property Trustee.

          The Securities initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distri-bution coupons and shall bear the Restricted Securities Legend set forth in Exhibit A-1 unless the Company determines otherwise in accordance with applicable law.


                          ARTICLE THREE

                         The Securities


SECTION 301.   Title and Terms.

          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to the sum of (a) $231,958,750 and (b) such aggregate principal amount (which may not exceed $34,793,850 aggregate principal amount) of Securities, if any, as shall be purchased by the Trust pursuant to an over-allotment option in accordance with the terms and provisions of the Purchase Agreement, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 304, 305, 306, 906, 1108 or 1301.

          The Securities shall be known and designated as the "8 1/2% Convertible Subordinated Deferrable Interest Debentures Due 2020" of the Company. Their Stated Maturity shall be December 1, 2020, and they shall bear interest at the rate of 8 1/2% per annum, from November 28, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 1, June 1, September 1 and December 1 (each an "Interest Payment Date") of each year, commencing March 1, 1996, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Security is regis-tered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding each Interest Payment Date (the "Regular Record Date"). In the event the Securities are not held solely by the Trust or are not in book-entry only form, the Regular Record Date shall be the date that is 15 calendar days prior to the Interest Payment Date. Interest will compound quarterly and will accrue at the rate of 8 1/2% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth in
Section 312 hereof.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest in computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          If at any time while the Property Trustee is the Holder of any Securities, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Inter-est") on the Securities held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assess-ments or other government charges been imposed.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be redeemable as provided in Article Eleven hereof.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve hereof.

          The Securities shall be convertible as provided in Article Thirteen hereof.

SECTION 302.   Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $50 and inte-gral multiples thereof.

SECTION 303.   Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such indi-viduals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securi-ties executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substan-tially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.   Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may deter-mine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securi-ties upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for deliv-ery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.   Registration, Registration of Transfer and
               Exchange.

          (a)  General.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursu-ant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securi-ties of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be ex-changed for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registra-tion of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmen-tal charge that may be imposed in connection with any registra-tion of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1301 not involving any transfer.

          The Company shall not be required (i) in the case of a partial redemption of the Securities, to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (b)  Transfer Procedures and Restrictions.

          The Securities may not be transferred except in compli-ance with the Restricted Securities Legend, unless otherwise determined by the Company in accordance with applicable law.
Upon any distribution of the Securities to the holders of the Preferred Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 901(6) to provide for transfer procedures and restrictions with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trust-ee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and princi-pal amount and bearing a number not contemporaneously outstand-ing.

          In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, de-stroyed, lost or stolen Securities.

SECTION 307.   Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securi-ties (or their respective Predecessor Securities) are regis-tered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such De-faulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the follow-ing Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Compounded Interest), which were carried by such other Security.

          In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security that is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Securities being converted, which shall be deemed to be paid in full.

SECTION 308.   Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Payments, if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.   Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Sec-tion, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy the certificates representing such cancelled Securities.

SECTION 310.   Right of Setoff.

          Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

SECTION 311.   CUSIP Numbers.

          At any time when the Securities are not held solely by the Trust, the Company shall obtain and use "CUSIP" numbers, and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 312.   Extension of Interest Payment Period; Notice of
               Extension.

          (a) The Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest (including Additional Payments, if any) by extending any interest payment period for successive periods not exceeding 20 consecutive quarters for each such period (an "Extended Interest Payment Period"). To the extent permitted by applicable law, interest the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 312 will bear interest at the per annum rate specified in Section 301 compounded quarterly for each quarter of the Extended Interest Payment Period, to the extent permitted by applicable law ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments, that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Additional Payments then due, the Company may commence a new Extended Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof.

          (b) If the Property Trustee is the sole Holder of the Securities, the Company shall give the Holder of the Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least one Business Day prior to the earlier of
(i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distributions are payable.

          (c) If the Property Trustee is not the sole holder of the Securities, the Company shall give the Holders of the Securi-ties and the Trustee notice of its selection of an Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is re-quired to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities of the record date or the date such distributions are payable.

          (d) The quarter in which any notice is given pursuant to paragraphs (b) and (c) hereof shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment
Period permitted under paragraph (a) hereof.

SECTION 313.   Paying Agent, Security Registrar and Conversion
               Agent.

          The Trustee will initially act as Paying Agent, Securi-ty Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.


                          ARTICLE FOUR

                   Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfac-tion and discharge of this Indenture, when

          (1)  either

               (A)  all Securities theretofore authen-
          ticated and delivered (other than (i) Securi-ties which have been destroyed, lost or sto-len and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B)  all such Securities not theretofore
          delivered to the Trustee for cancellation

               (i)  have become due and payable, or

               (ii)  will become due and payable at
               their Stated Maturity within one year,
               or

               (iii)  are to be called for redemption
               within one year under arrangements sat-
               isfactory to the Trustee for the giving
               of notice of redemption by the Trustee
               in the name, and at the expense, of the
               Company

          and the Company, in the case of (i), (ii) or
          (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Compounded Interest,
          Additional Interest and Liquidated Damages, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemp-tion Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

SECTION 402.   Application of Trust Money.

          Subject to the provisions of the last paragraph of
Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accor-dance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                          ARTICLE FIVE

                            Remedies

SECTION 501.   Events of Default.

          "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1)  default in the payment of the prin-
          cipal of (or premium, if any, on) any Securi-ty when due whether at Maturity, upon redemp-tion, by declaration or otherwise; or

               (2)  default in the payment of any in-
          terest upon any Security, including any Com-pounded Interest, Additional Interest and
          Liquidated Damages in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days;
          provided, that a valid extension of the in-terest payment period by the Company pursuant to this Indenture shall not constitute a default in the payment of any interest (in-cluding any Additional Payments) for this purpose; or

               (3)  failure by the Company to issue and
          deliver Class B Common Stock upon an election to convert the Securities into Class B Common
          Stock; or

               (4)  default in the performance, or
          breach, of any covenant or warranty of the Company in this Indenture (other than a de-fault that is specifically provided for else-where in this Section), and continuance of such default or breach for a period of 90 days after there has been given, by regis-tered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securi-ties a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (5)  entry by a court having jurisdic-
          tion in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, in-solvency, reorganization or other similar law or (B) a decree or order adjudging the Compa-ny a bankrupt or insolvent, or approving as properly filed a petition seeking reorganiza-tion, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appoint-ing a custodian, receiver, liquidator, as-signee, trustee, sequestrator or other simi-lar official of the Company or of substan-tially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (6)  the commencement by the Company of
          a voluntary case or proceeding under any applicable Federal or State bankruptcy, in-solvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State bank-ruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the con-sent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquida-tor, assignee, trustee, sequestrator or other similar official of the Company or of sub-stantially all of the property of the Compa-ny, or the making by the Company of an as-signment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

               (7)  the voluntary or involuntary disso-
          lution, winding up or termination of the Trust, except in connection with (i) the distribution of Securities to holders of Preferred Securities in liquidation or re-demption of their interests in the Trust,
          (ii) the redemption of all of the outstanding
          Preferred Securities of the Trust or
          (iii) certain mergers, consolidations or amalgamations, each as permitted by the Dec-laration.

SECTION 502. Acceleration of Maturity; Rescission and Annul-ment.

          If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securi-ties may declare the principal of all the Securities and any other amounts payable hereunder (including any Additional Pay-ments) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest (including any
          Additional Payments) on all Securities,

               (B)  the principal of any Securities
          which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

               (C)  all sums paid or advanced by the
          Trustee hereunder and the reasonable compen-sation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforce-ment by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any inter-est (including any Additional Payments) on any Security when such interest becomes due and payable and such default continues for a period of 30 days (provided that a valid extension of the interest payment period by the Company pursuant to this Indenture shall not constitute a default in the payment of any interest (including any Additional Payments) for this purpose), or

          (2) default is made in the payment of the princi-pal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Payments) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including any Additional Interest or Liquidated Damages), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collec-tion, including the reasonable compensation, expenses, disburse-ments and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such pro-ceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, seques-trator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Sec-tion 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, ar-rangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceed-ing.

SECTION 505.   Trustee May Enforce Claims Without Possession of
               Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceed-ing instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   Application of Money Collected.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the follow-ing order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including any Additional Payments), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the
     Trustee under Section 607; and

          SECOND:   To the payment of the amounts then due
     and unpaid for principal of and interest (including any Additional Payments) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including any Compounded Interest), respectively.

SECTION 507.   Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expens-es and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Princi-pal and Interest and to Convert.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is abso-lute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including any Additional Payments) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert such Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determi-nation in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent asser-tion or employment of any other appropriate right or remedy.

SECTION 511.   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or consti-tute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.   Control by Holders.

          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.   Waiver of Past Defaults.

          Subject to Section 902 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of, premium, if any, or interest (including any Additional Payments) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by accelera-tion has been deposited with the Trustee); or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding
     Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Payments) on any Security or to convert any Security in accordance with Article Thirteen.

SECTION 515.   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516.   Enforcement by Holders of Preferred Securities.

          Notwithstanding anything to the contrary contained herein, if the Property Trustee fails to enforce its rights under the Securities for a period of 30 days after any holder of Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights, as Holder of the Securities, without first instituting any legal proceeding against the Property Trustee or any other Person.

                           ARTICLE SIX

                           The Trustee

SECTION 601.   Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein express-ly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.   Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occur-rence thereof. For the purpose of this Section, the term "de-fault" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.   Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolu-tion, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)  any request or direction of the Company
     mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Inden-ture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opin-ion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebt-edness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or inves-tigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such fur-ther inquiry or investigation, it shall be entitled to reasonable examination of the books, records and pre-mises of the Company, personally or by agent or attor-ney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney ap-pointed with the prior written consent of the Company and with due care by it hereunder; and

          (h)  the Trustee shall not be liable for any
     action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts.

SECTION 604. Not Responsible for Recitals or Issuance of Secu-rities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Inden-ture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 605.   May Hold Securities.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trust-ee, Paying Agent, Security Registrar, or such other agent.

SECTION 606.   Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all ser-vices rendered by it hereunder;

          (2) except as otherwise expressly provided here-in, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances in-curred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disburse-ment or advance as may be attributable to its negli-gence or bad faith; and

          (3) to indemnify the Trustee, its agents and counsel and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense in-curred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or perfor-mance of any of its powers or duties hereunder.

SECTION 608.   Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provi-sions of, the Trust Indenture Act and this Indenture.

SECTION 609.   Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Inden-ture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the require-ments of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trust-ee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appoint-ment of a successor Trustee.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Sec-tion 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)  the Trustee shall cease to be eligible under
     Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Securi-ty for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a succes-sor Trustee to all Holders in the manner provided in Section 106.

Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Company or the successor Trust-ee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   Merger, Conversion, Consolidation or Succession to
               Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corpora-tion resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provid-ed such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                          ARTICLE SEVEN

        Holders' Lists and Reports by Trustee and Company

SECTION 701.   Company to Furnish Trustee Names and Addresses of
               Holders.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and ad-dresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

          (b) at such other times as the Trustee may re-quest in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.   Preservation of Information; Communications to
               Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.   Reports by Trustee.

          (a) Within 60 days after May 15 of each year, commenc-ing May 15, 1996, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Inden-ture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.   Reports by Company.

          The Company shall file with the Trustee and the Commis-sion, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                          ARTICLE EIGHT

      Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   Company May Consolidate, Etc., Only on Certain
               Terms.

          The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, trans-fer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

          (1) in case the Company shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a con-solidated basis shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satis-factory to the Trustee, the due and punctual payment of the principal of and interest (including any Additional Payments) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Thirteen;

          (2)  immediately after giving effect to such
     transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continu-ing;

          (3) such consolidation or merger or conveyance, transfer or lease of assets of the Company is permitted under, and does not give rise to any breach or viola-tion of, the Declaration or the Guarantee; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.   Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                          ARTICLE NINE

                     Supplemental Indentures

SECTION 901. Supplemental Indentures Without Consent of Hold-ers.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to make provision with respect to the conver-sion rights of Holders pursuant to the requirements of Article Thirteen; or

          (4) to cure any ambiguity, to correct or supple-ment any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause (4) shall not adversely affect the interests of the Holders of the Securities or, so long as any of the Preferred Securi-ties shall remain outstanding, the holders of the Preferred Securities; or

          (5) to comply with the requirements of the Com-mission in order to effect or maintain the qualifica-tion of this Indenture under the Trust Indenture Act;
     or

          (6) to make provision for transfer procedures, certif-ication, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to Section 305(b) or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Preferred Securities in the event of a distribution of Securities by the Trust if a Special Event occurs and is continuing; or

          (7)  to comply with the requirements of the New York
     Stock Exchange or such other national securities exchange or automated quotation system, if any, on which the Securities are then listed.

SECTION 902.   Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securi-ties, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemen-tal hereto for the purpose of adding any provisions to or chang-ing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemen-tal indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) extend the Stated Maturity of the principal of, or (except as permitted by Section 312) any in-stallment of interest (including any Additional Pay-ments) on, any Security, or reduce the principal amount thereof, or reduce the rate or (except as permitted by Section 312) extend the time for payment of interest thereon, or reduce any premium payable upon the redemp-tion thereof, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or ad-versely affect the right to convert any Security as provided in Article Thirteen (except as permitted by Section 901(3)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,

          (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

provided, that so long as any of the Preferred Securities remains outstanding, no waiver of any Event of Default shall be effec-tive, without the prior consent of the holders of at least 66-2/3% of the aggregate liquidation amount of the outstanding Preferred Securities.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 903.   Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemen-tal indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 905.   Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act.

SECTION 906. Reference in Securities to Supplemental Inden-tures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                           ARTICLE TEN

            Covenants; Representations and Warranties

SECTION 1001.  Payment of Principal and Interest.

          The Company will duly and punctually pay the principal of and interest (including any Additional Payments) on the Securities when due in accordance with the terms of the Securi-ties and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

          The Company will maintain in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presenta-tions, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will
(i) comply with the provisions of the Trust Indenture Act appli-cable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securi-ties) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtain-ing the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.  Statement by Officers as to Default.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.  Limitation on Dividends; Covenants as to the
               Trust.

          (a) The Company covenants that the Company shall not so long as any Securities remain outstanding, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distribu-tions of the Company's capital stock of the same class as that on which such dividend or distribution is being paid and conversions or exchanges of Common Stock of one class into Common Stock of another class of the Company, or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries), in each case if at such time (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder,
(ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extended Interest Payment Period as provided herein and such period, or any exten-sion thereof, shall be continuing.

          (b) The Company also covenants and agrees (i) that it shall directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities and (ii) that it shall use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust (x) to remain a statutory business trust, except in connection with the distribu-tion of the Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

SECTION 1006.  Payment of Expenses of the Trust.

          In connection with the offering, sale and issuance of the Securities to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all costs and expenses relating to the offering, sale and issuance of the Securities, including commis-sions to the Initial Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee in accordance with the provisions of Section 607;

          (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (includ-ing, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommu-nications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust as-
sets); and

          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 1007.  Registration Rights.

          The holders of the Preferred Securities, the Guarantee, the Securities and the Class B Common Stock issuable upon conver-sion thereof are entitled to the benefits of a Registration Rights Agreement, dated as of November 28, 1995, among the Trust, the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Trust and the Company have agreed for the benefit of the holders from time to time of the Preferred Securities, the Guarantee, the Securities and the Class B Common Stock issuable upon conversion thereof that they will, at the Company's expense, (i) within 180 days after the date of issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration State-ment") with the Commission with respect to resales of the Pre-ferred Securities, the Guarantee, the Securities and the Class B Common Stock issuable upon conversion thereof, (ii) within 60 days after the date on which the Shelf Registration Statement is filed, use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission and (iii) use their best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act of 1933, as amended, until the third anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

          If (i) on or prior to 180 days following the date of original issuance of the Preferred Securities, a Shelf Registra-tion Statement has not been filed with the Commission, or (ii) on or prior to the 60th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Securities from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date in respect of the Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective prior to the third anniversary of the initial effective date of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement for a period in excess of 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Securities shall increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to but excluding the day on which the Shelf Registration Statement again becomes effective.


                         ARTICLE ELEVEN

                    Redemption of Securities

SECTION 1101.  Right of Redemption.

          (a) The Securities may be redeemed at the election of the Company, as a whole or in part, at any time or from time to time on or after December 1, 1998, at the Redemption Prices set forth in Section 1109 below.

          (b) The Securities may be redeemed as a whole but not in part at the election of the Company at any time within 90 days following the occurrence of a Tax Event; provided, however, that, subject to Section 1110 of this Article Eleven, if, at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, including but not limited to filing a form or making an election, or pursuing some other similar reasonable measure, which, in the sole judgment of the Company, has or will cause no adverse effect on the Trust or the Company or involves or will involve no material cost, then the Company or the Trust shall pursue such measure in lieu of redemption.

SECTION 1102.  Applicability of Article.

          Redemption of Securities at the election of the Compa-ny, as permitted by Section 1101, shall be made in accordance with such provision and this Article.

SECTION 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem Securities pursuant to Section 1101 shall be evidenced by a Board Resolu-tion. In case of any redemption at the election of the Company, the Company shall, at least 60 days and no more than 90 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1104.

SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis, in portions equal to $50 (or any integral multiple thereof) of the principal amount of the Securities.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

          The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder's address appearing in the Securi-ty Register.

          All notices of redemption shall identify the Securities to be redeemed (including the CUSIP number) and shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (4) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including Addi-tional Payments, if any) on, all the Securities which are to be redeemed on that date.

SECTION 1107.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (including Additional Payments, if any) to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemp-tion Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to the terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.  Securities Redeemed in Part.

          In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securi-ties and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Securities to be so redeemed and (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Securities being redeemed in part.

          Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomina-tion as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1109.  Optional Redemption.

          (a) The Company shall have the right to redeem the Securities, in whole or in part, at any time or from time to time on or after December 1, 1998, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices, expressed as a percentage of the principal amount of the Securities, if redeemed during the 12-month period beginning December 1:

                                   Percentage of
                                     Principal
          Year                         Amount

          1998 . . . . . . . . . .    105.95%
          1999 . . . . . . . . . .    105.10%
          2000 . . . . . . . . . .    104.25%
          2001 . . . . . . . . . .    103.40%
          2002 . . . . . . . . . .    102.55%
          2003 . . . . . . . . . .    101.70%
          2004 . . . . . . . . . .    100.85%
          2005 and thereafter. . .    100.00%

plus, in each case, accrued and unpaid interest, including
Additional Payments, if any, to the Redemption Date. Any redemp-tion pursuant to this Section 1109 shall be made pursuant to the provisions of Sections 1101 through 1108 hereof.

          (b) If a partial redemption of the Securities would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Securities in whole.

SECTION 1110.  Tax Event Redemption.

          If a Tax Event has occurred and is continuing and:

          (a)  the Company has received a Redemption Tax Opinion;
or

          (b) the Trustee shall have been informed by tax counsel that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 1109(a) but subject to
Section 1109(b), the Company shall have the right upon not less than 30 nor more than 60 days' notice to the Holders of the Securities to redeem the Securities in whole (but not in part), for cash at $50 per $50 principal amount of the Securities plus accrued and unpaid interest, including Additional Payments, if any, within 90 days following the occurrence of such Tax Event (the "90 Day Period"); provided, however, that if, at the time there is available to the Company or the Trust the opportunity to eliminate within the 90 Day Period, the Tax Event by taking some ministerial action, including, but not limited to, filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust and will involve no material cost, then the Company or the Trust shall pursue such ministerial action or other measure in lieu of redemption, and provided, further, that the Company shall have no right to redeem the Securities while the Trust is pursuing any ministerial action or other similar measure pursuant to its obligations under the Declaration. The redemption payment of $50 per $50 principal amount of the Securities plus accrued and unpaid interest, including Additional Payments, if any, shall be made prior to 12:00 noon, Delaware time, on the date of such redemption or such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to make such redemption payment by 10:00 a.m., Delaware time, on the date such redemption payment is to be made.


                         ARTICLE TWELVE

                   Subordination of Securities

SECTION 1201.  Agreement to Subordinate.

          The Company covenants and agrees, and each Holder of Securities by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Twelve; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest (including any Additional Payments) on all Securities issued hereunder shall, to the extent and in the manner hereinaf-ter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; provided, however, that no provision of this Article Twelve shall prevent the occurrence of any default or Event of Default hereun-der.

SECTION 1202.  Default on Designated Senior Indebtedness.

          In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Designated Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Designated Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Designated Senior Indebtedness has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal of (including redemption payments), premium, if any, or interest (including any Additional Payments) on the Securities.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 1202, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebt-edness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 1203.  Liquidation; Dissolution; Bankruptcy.

          Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts (including princi-pal, premium, if any, and interest) due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest (including any Additional Payments) on the Securities; and upon any such dissolution or winding up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article Twelve, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or repre-sentatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebt-edness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Securities or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or repre-sentatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebt-edness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Twelve, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordi-nated at least to the extent provided in this Article Twelve with respect to the Securities to the payment of all Senior Indebted-ness which may at the time be outstanding; provided, that
(i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1203 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article Eight hereof. Nothing in Section 1202 or in this
Section 1203 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.

SECTION 1204.  Subrogation.

          Subject to the payment in full of all Senior Indebted-ness, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebted-ness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest (including any Additional Payments) on the Securi-ties shall be paid in full; and, for the purposes of such subro-gation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securi-ties, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Payments) on the Securities as and when the same shall become due and payable in accordance with their terms (except as permitted by Section 312), or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all reme-dies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 603, and the Holders of the Securi-ties shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pend-ing, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1205.  Trustee to Effectuate Subordination.

          Each Holder of Securities by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

SECTION 1206.  Notice by the Company.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. Notwithstanding the provi-sions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securi-ties pursuant to the provision of this Article Twelve, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebt-edness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 1206 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Payments) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 603, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or hold-ers. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1207. Rights of the Trustee; Holders of Senior Indebted-ness.

          The Trustee in its individual capacity shall be enti-tled to all the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 603, the Trustee shall not be liable to any holder of such Senior Indebt-edness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifi-cally set forth in this Article Twelve and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 1208.  Subordination May Not Be Impaired.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incur-ring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securi-ties to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebted-ness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                        ARTICLE THIRTEEN

                    Conversion of Securities

SECTION 1301.  Conversion Rights.

          Subject to and upon compliance with the provisions of this Article, the Securities are convertible, at the option of the Holder, at any time on or before redemption as provided below or the close of business at their Stated Maturity, into fully paid and nonassessable shares of Class B Common Stock of the Company at an initial conversion rate of 1.034 shares of Class B Common Stock for each $50 in aggregate principal amount of Securities (equal to a conversion price of $48.36 per share of Class B Common Stock), subject to adjustment as described in this Article Thirteen. A Holder of Securities may convert any portion of the principal amount of the Securities into that number of fully paid and nonassessable shares of Class B Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Securi-ties to be converted by such conversion price. In case a Securi-ty or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

SECTION 1302.  Conversion Procedures.

          (a) In order to convert all or a portion of the Securities, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Class B Common Stock should be issued upon conversion and, if such Securities are definitive Securities, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities or Common Securities may exercise its right under the Declaration to convert such Preferred Securities or Common Securities into Class B Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security or Common Security for a portion of the Securities held by the Trust (at an exchange rate of $50 principal amount of Securities for each Preferred Security or Common Security) and
(ii) to immediately convert such Securities, on behalf of such holder, into Class B Common Stock of the Company pursuant to this Article Thirteen and, if such Preferred Securities or Common Securities are in definitive form, surrendering such Preferred Securities or Common Securities, duly endorsed or assigned to the Company or in blank.

          If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Securi-ties to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest (including any Additional Payments) shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Securities being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securi-ties or the Common Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Common Stock as of the Conversion Date. As promptly as practica-ble on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          (b) The Company's delivery upon conversion of the fixed number of shares of Class B Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Securities so converted and any unpaid interest (including Compounded Interest, Additional Interest and Liquidat-ed Damages, if any) accrued on such Securities at the time of such conversion.

          (c) No fractional shares of Class B Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Current Market Price of the Class B Common Stock of such fractional interest on the date on which the Securities, the Common Securities or the Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Securities or the holder of the Preferred Securities or the Common Securi-ties so converted.

          (d) In the event of the conversion of any Security in part only, a new Security or Securities for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 305.

          (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Securities), as agent of the holders of Common Securities (in the exchange of Common Securities for Securities) and as agent of the Holders of Securities (in the conversion of Securities into Class B Common Stock), as the case may be, directing it to effect such conversion transactions. The Conver-sion Agent is hereby authorized (i) to exchange Securities held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article Thirteen, (ii) to exchange Securities held by the Trust from time to time for Common Securities in connection with the conversion of such Common Securities in accordance with this Article Thirteen and (iii) to convert all or a portion of the Securities into Class B Common Stock and thereupon to deliver such shares of Class B Common Stock in accordance with the provisions of this Article Thirteen and to deliver to the Trust a new Security or Securities for any resulting unconverted principal amount.

          (f) All shares of Class B Common Stock delivered upon any conversion of Restricted Preferred Securities shall bear the restrictive legend set forth in Section 1310(a) and shall be subject to the restrictions on transfer provided in such legend and in Section 305(b) hereof. Neither the Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legend on such Class B Common Stock; provided, however, that the Trustee or the Conversion Agent shall have provided to the Company or to the Company's transfer agent for such Class B Common Stock, prior to or concur-rently with a request to the Company to deliver to such Conver-sion Agent certificates for such Class B Common Stock, written notice that the Securities delivered for conversion are Restrict-ed Preferred Securities.

SECTION 1303.  Conversion Price Adjustments.

          The conversion price shall be subject to adjustment
(without duplication) from time to time as follows:

               (i) In case the Company after the date hereof shall pay or make a dividend or other distribution on any class of capital stock of the Company exclusively in Common Stock of the Company, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiply-ing such conversion price by a fraction of which the numera-tor shall be the number of shares of Common Stock outstand-ing at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If after any such date fixed for determination any dividend or distribution is not paid, the conversion price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the conversion price that would have been in effect if such determination date had not been fixed. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution exclusively in Common Stock on shares of any class or series of capital stock of the Company held in the treasury of the Company.

               (ii) In case the Company after the date hereof shall pay or make a dividend or other distribution on any class of Common Stock consisting exclusively of, or shall otherwise issue to all holders of any class of Common Stock, rights or warrants entitling the holders thereof, within a 45 calendar-day period, to subscribe for or purchase shares of any class of Common Stock at a price per share less than the Current Market Price per share of such class of Common Stock on the date fixed for the determination of stockhold-ers entitled to receive such rights or warrants, the conver-sion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or pur-chase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. To the extent that shares of any class of Common Stock are not so delivered after the expira-tion of such rights or warrants, the conversion price shall be immediately readjusted to the conversion price which would then be in effect if such date fixed for the determi-nation of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unex-ercised within 45 days after the same shall have been dis-tributed or issued by the Company, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no ad-justment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) In case after the date hereof outstanding shares of any class of Common Stock shall be subdivided into a greater number of shares of such class of Common Stock, and in case outstanding shares of any class of Common Stock shall be combined into a smaller number of shares of such class of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price adjust-ment contemplated by this subparagraph (iii) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivi-sion or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination, such adjustment to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iv) Subject to the last sentence of this sub-paragraph (iv), in case after the date hereof the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (in-cluding securities, but excluding (A) any dividend or dis-tribution referred to in subparagraph (i) of this Section 1303, (B) any rights or warrants referred to in subparagraph
     (ii) of this Section 1303, and (C) any dividends or distri-butions made solely in cash if the per share amount thereof, when added to the per share amount of other distributions made within the preceding 12 months (other than those dis-tributions that resulted in a conversion price adjustment pursuant to this Section 1303) does not exceed 15% of the average of the Current Market Prices per share of Class B Common Stock for 20 consecutive Trading Days ending not more than ten days prior to the date of declaration of such dividend or distribution), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the Current Market Price per share of the Class B Common Stock on the third Trading Day prior to the date fixed for the determination of stockhold-ers entitled to receive such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Class B Common Stock and the denominator shall be such Current Market Price per share of the Class B Common Stock on the Reference Date, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such divi-dend or distribution is not so paid or made, the conversion price shall be adjusted immediately to be the conversion price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing 15% of the average of the Current Market Prices per share of Class B Common Stock pursuant to this subparagraph (iv). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Class B Common Stock or rights or warrants to subscribe for or purchase shares of Class B Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidenc-es of indebtedness, shares of capital stock, cash or assets other than such shares of Class B Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by
     (2) a dividend or distribution of such shares of Class B Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or
     (ii)), except (x) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted in place of the phrases (a) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and (b) "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii), respectively, of this Section 1303 and (y) any shares of Class B Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 1303.

               (v) In case after the date hereof a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or any portion of any class of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of such class of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolu-tion of the Board of Directors) at the last time (the "Expi-ration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amend-ed) that exceeds 110% of the Current Market Price per share of such class of Common Stock as of the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the sum of the products of the number of shares of each class of Common Stock outstanding (includ-ing any tendered or exchanged shares) at the Expiration Time multiplied by the respective Current Market Price per share of each such class of Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the sum of the products of the number of shares of each class of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the respective Current Market Price per share of each such class of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (vi) For the purpose of any computation under subparagraphs (ii), (iv) and (v) of this Section 1303, the current market price per share ("Current Market Price") of any class of Common Stock for any day shall mean the report-ed last sale price regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way of such Common Stock on such day, in each case as reported on the New York Stock Exchange Composite Tape, or, if such class of Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such class of Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such class of Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such class of Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such class of Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incor-porated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose, or, if not so available in such manner, as other-wise determined in good faith by the Board of Directors.

               (vii) The Company may make such reductions in the conversion price, in addition to those required by subpara-graphs (i), (ii), (iii), and (v), as it considers to be advisable to avoid or diminish any income tax to holders of any class of Common Stock or rights to purchase any class of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the reduction at least fifteen (15) days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

               (viii) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. All calculations under this Section 1303(viii) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

SECTION 1304.  Merger, Consolidation or Sale of Assets.

          In case of any (i) consolidation or merger of Continen-tal with or into any other entity (other than a consolidation or merger in which Continental is the surviving entity), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of Continental, (iii) reclassification, capital reorgani-zation or change of the Class B Common Stock (other than solely a change in par value, or from par value to no par value) or (iv) consolidation or merger of another entity into the Company in which there is a reclassification or change of the Class B Common Stock (other than solely a change in par value, or from par value to no par value), then any holder of Securities will be entitled, on or after the occurrence of any such event, to receive on conversion of such Securities the kind and amount of shares of stock or other securities, cash or other property (or any combi-nation thereof) which the holder would have received had such holder converted such holder's Securities immediately prior to the occurrence of such event. If the consideration into which the Securities are convertible following any such event consists of Class B Common Stock or common stock of the surviving entity (as the case may be), then from and after the occurrence of such event the conversion price for each Security into such common stock shall be subject to the same anti-dilution and other adjustments described in the preceding Section 1303, applied as if such common stock were Class B Common Stock.

          The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish the rights of the Holders set forth in the preceding paragraph. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. The above provisions shall similarly apply to successive transactions of the foregoing type.

SECTION 1305.  Notice of Adjustments of Conversion Price.

          Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Finan-cial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Preferred Securities, the Common Securities and the Securities; and

          (b) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all record holders of the Preferred Securities, the Common Securities and the Securities at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 1306.  Prior Notice of Certain Events.

          In case:

               (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than
     (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjust-ment pursuant to Section 1303(iv);

               (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to sub-scribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

               (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substan-tially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (a) if any Preferred Securities or Common Securities are outstanding, cause to be filed with the transfer agent(s) for the Preferred Securities and the Common Securities, and shall cause to be mailed to the holders of record of the Preferred Securities and the Common Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (b) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 1307.  [Reserved]


SECTION 1308.  Dividend or Interest Reinvestment Plans.

          Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercis-able, exchangeable or convertible security outstanding as of the date the Securities were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchange-able or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Thirteen.

SECTION 1309.  Certain Additional Rights.

          In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in
Section 1303(iv) (including, without limitation, dividends or distributions referred to in the last sentence of Section 1303(iv)), the Holder of the Securities, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Class B Common Stock into which the Securities are converted, the portion of the shares of Class B Common Stock, rights, warrants, evidences of indebted-ness, shares of capital stock, cash and assets so distributed applicable to one share of Class B Common Stock; provided, however, that, at the election of the Company (whose election shall be conclusively evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Class B Common Stock which the Holder of Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be conclusively evidenced by a resolution of the Board of Directors) to distrib-ute to such Holder a due bill for the shares of Class B Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so enti-tled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Class B Common Stock is then traded and
(ii) requires payment or delivery of such shares of Class B Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Class B Common Stock receiving such distribution.

SECTION 1310. Restrictions on Common Stock Issuable upon Conver-sion.

          (a) Shares of Class B Common Stock to be issued upon conversion of a Security in respect of Restricted Preferred
Securities (as defined in the Declaration) shall bear a restric-tive legend to the following effect:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE CONVERTIBLE SUBORDINATED DEBENTURES UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH CONTINEN-TAL AIRLINES FINANCE TRUST, CONTINENTAL AIRLINES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COMMON STOCK EVIDENCED HEREBY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITU-TIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTI-TUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITU-TIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNEC-TION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURI-TIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMP-TION FROM THE REGISTRATION REQUIREMENTS OF THE SECURI-TIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
     (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
     (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          (b) If shares of Class B Common Stock to be issued upon conversion of a Security in respect of Restricted Preferred Securities are to be registered in a name other than that of the Holder of such Restricted Preferred Security, then the Person in whose name such shares of Class B Common Stock are to be regis-tered must deliver to the Conversion Agent a certificate satis-factory to the Company and signed by such Person, as to compli-ance with the restrictions on transfer applicable to such Re-stricted Preferred Security. Neither the Trustee nor any Conver-sion Agent or Registrar shall be required to register in a name other than that of such Holder shares of Class B Common Stock issued upon conversion of any such Security in respect of such Preferred Securities not so accompanied by a properly completed certificate.

SECTION 1311.  Trustee Not Responsible for Determining Conversion
               Price or Adjustments.

          Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Security to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Class B Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Class B Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

                      ____________________

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              CONTINENTAL AIRLINES, INC.



                              By:_________________________
                                 Name:
                                 Title:

Attest:


_____________________________

Secretary/Assistant Secretary

                              WILMINGTON TRUST COMPANY,
                              not in its individual capacity
                              but solely as Trustee



                              By:__________________________
                                 Name:
                                 Title:

Attest:


_____________________________

                           EXHIBIT A-1

                        FORM OF SECURITY

                   [FORM OF FACE OF SECURITY]

          THIS SECURITY AND ANY COMMON STOCK TO BE ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANS-FERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CONTINENTAL AIRLINES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF THIS SECURI-
TY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN AC-COUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
(D), (E) OR (F), TO REQUIRE THE DELIVERY OF AN OPINION OF COUN-SEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                   CONTINENTAL AIRLINES, INC.

                 8 1/2% Convertible Subordinated
             Deferrable Interest Debenture Due 2020

No._________                                         $___________
                                              CUSIP No. _________

          CONTINENTAL AIRLINES, INC., a corporation duly orga-nized and existing under the laws of the State of Delaware (herein called "the Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum [indicated on Schedule A
hereof]* [of ______ Dollars]** ($            ) on December 1,
2020.

_________________

*    Applicable to Global Securities only.

**   Applicable to certificated Securities only.



Interest Payment Dates:  March 1, June 1, September 1 and Decem-
                         ber 1, commencing March 1, 1996

Regular Record Dates:    except as otherwise provided in the
                         Indenture, the close of business on the
                         Business Day next preceding each
                         Interest Payment Date

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instru-ment to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _________, ____

                              CONTINENTAL AIRLINES, INC.


                              By:
                                 Name:
                                 Title:
[Seal]

Attest:

_______________

                                            TRUSTEE'S CERTIFICATE
                                            OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.





Dated:  November 28, 1995     Wilmington Trust Company,
                                not in its individual
                                capacity but solely
                                as Trustee


                              By: _______________________
                                   Authorized Signatory

                  [FORM OF REVERSE OF SECURITY]

                   CONTINENTAL AIRLINES, INC.

                 8 1/2% Convertible Subordinated
             Deferrable Interest Debenture Due 2020*

          (1) Interest. Continental Airlines, Inc., a Delaware corporation (the "Company"), is the issuer of this 8 1/2% Con-vertible Subordinated Deferrable Interest Debenture Due 2020 (the "Security") limited in aggregate principal amount to $231,958,750 (or up to $266,752,600 if the overallotment option is exercised in full), issued under the Indenture hereinafter referred to.
The Company promises to pay interest on the Securities in cash from November 28, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date"), commencing March 1, 1996, at the rate of 8 1/2% per annum (subject to increase as provided in Section 13 hereto) plus Additional Interest and Liquidated Damages, if any, until the principal hereof shall have become due and pay-able.

___________________

     All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

          The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year.

To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarter-ly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

          (2) Additional Interest. The Company shall pay to Continental Airlines Finance Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties, assessments and other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authori-ty.

          (3) Extension of Interest Payment Period. The Company shall have the right, at any time during the term of this Securi-ty, from time to time to defer payments of interest (including Compounded Interest, Additional Interest and Liquidated Damages, if any) by extending the interest payment period of such Security for up to 20 consecutive quarters (an "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 312 of the Indenture, will bear interest thereon at 8 1/2% compounded quarterly for each quarter of the Extended Interest Payment Period, to the extent permitted by applicable law ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Compounded Interest that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters.
Upon the termination of any Extended Interest Payment Period and upon the payment of all Compounded Interest, Additional Interest and Liquidated Damages, if any, then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof.

          If the Property Trustee is the sole holder of the Securities, the Company shall give the Holder of the Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least one Business Day prior to the earlier of
(i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distributions are payable.

          If the Property Trustee is not the sole holder of the Securities, the Company shall give the Holders of the Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least ten Business Days prior to the earlier of
(i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record date or the date such distributions are payable.

          The quarter in which any notice is given pursuant to the second and third paragraphs of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under the first paragraph of this Section 3.

          (4) Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which, except as otherwise provid-ed in the Indenture, shall be the close of business on the Business Day next preceding each Interest Payment Date (the "Regular Record Date"), commencing March 1, 1996. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is regis-tered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the re-quirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Wilmington, Delaware or New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          (5) Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Regis-trar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

          (6) Indenture. The Company issued the Securities under an indenture, dated as of November 28, 1995 (the "Inden-ture"), between the Company and Wilmington Trust Company, not in its individual capacity but solely as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights, limitations of rights, duties and immunities there-under of the Trustee, the Company and the Holders of the Securi-ties, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a more complete statement of such terms. The Securities are unsecured general obligations of the Company limited to $231,958,750 in aggregate principal amount (or up to $266,752,600 if the overallotment option is exercised in full) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security when due at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          (7) Optional Redemption. The Securities are redeem-able, in whole or in part, at the Company's option at any time and from time to time after December 1, 1998, upon not less than 30 or more than 60 days' notice, at the following Redemption Prices, expressed as a percentage of the principal amount of the Securities, if redeemed during the 12-month period beginning December 1 of the applicable year set forth below:

                                            Percentage of
                                              Principal
     Year                                      Amount
     1998. . . . . . . . . . . . . . . . . .   105.95%
     1999. . . . . . . . . . . . . . . . . .   105.10%
     2000. . . . . . . . . . . . . . . . . .   104.25%
     2001. . . . . . . . . . . . . . . . . .   103.40%
     2002. . . . . . . . . . . . . . . . . .   102.55%
     2003. . . . . . . . . . . . . . . . . .   101.70%
     2004. . . . . . . . . . . . . . . . . .   100.85%
     2005 and thereafter . . . . . . . . . .   100.00%

plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the Interest Payment Date). From and after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

     (8)  Optional Redemption Upon Tax Event.          The
Securities are subject to redemption in whole, but not in part, at the Company's option at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continu-ing, at a redemption price equal to $50 per $50 principal amount thereof plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. Any redemption pursu-ant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

     (9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. The Securities in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions thereof called for redemption.

          If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

          (10) Mandatory Redemption. The Securities will mature on December 1, 2020. There are no sinking fund payments with respect to the Securities.

          (11) Subordination. The payment of the principal of, premium (if any), interest on or any other amounts due on the Securities is subordinated and junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each holder, by accept-ing a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          In addition, no payment of principal (including redemp-tion payments) of, premium, if any, or interest (including any Additional Interest, Compounded Interest or Liquidated Damages) on the Securities may be made (i) if any payment of principal, premium, interest or any other payment due on any Designated Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Designated Senior Indebtedness of the Company has been accelerated because of a default.

          "Senior Indebtedness" means in respect of the Company
(i) the principal, premium, if any, and interest in respect of
(A) indebtedness of such obligor for money borrowed and
(B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agree-ment (but excluding trade accounts payable arising in the ordi-nary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's accep-tance, security purchase facility or similar credit transaction,
(v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or other-wise, and (vi) all obligations of the type referred to in clauses
(i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among such obligor or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irre-spective of any amendment, modification or waiver of any term of such Senior Indebtedness.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness of the Company outstanding from time to time under agreements between the Company, on the one hand, and General Electric Company, General Electric Capital Corporation, any of their respective direct or indirect subsidiaries, or any affili-ates (as such term is defined in Rule 12b-2 under the Exchange
Act) of any of the foregoing (each of which is a "GE Party"), or any trust of which any GE Party is a beneficiary, on the other hand, in effect on the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof, and
(ii) any Senior Indebtedness of the Company incurred, issued or assumed after the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof.

          (12) Conversion. The Holder of any Security has the right, exercisable at any time prior to the close of business (New York time) on the date of the Security's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Class B Common Stock at the initial conversion price of 1.034 shares of Class B Common Stock for each Security (equivalent to a conversion price of $48.36 per share of Class B Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Security is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

          To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if re-quired by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Security on such Regular Record Date. In such event, such Security, when surren-dered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

          (13) Registration Rights. The holders of the Preferred Securities, the Guarantee, the Securities and the Class B Common Stock of the Company issuable upon conversion thereof are enti-tled to the benefits of a Registration Rights Agreement, dated as of November 28, 1995, among the Trust, the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Trust and the Company have agreed for the benefit of the holders from time to time of the Preferred Securities, the Guarantee, the Securities and the Class B Common Stock issuable upon conversion thereof that they will, at the Company's expense, (a) within 180 days after the date of issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Preferred Securities, the Guarantee, the Securities and the Class B Common Stock issuable upon conversion thereof, (b) within 60 days after the date on which the Shelf Registration Statement is filed, use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission and (c) use their best efforts to maintain such Shelf Registration Statement continuous-ly effective under the Securities Act of 1933, as amended, until the third anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

          If (i) on or prior to 180 days following the date of original issuance of the Preferred Securities, a Shelf Registra-tion Statement has not been filed with the Commission, or (ii) on or prior to the 60th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Securities from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date in respect of the Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective prior to the third anniversary of the initial effective date of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement for a period in excess of 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Securities shall increase by an additional one-half of one percent (0.50%) per annum on the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to but excluding the day on which the Shelf Registration Statement again becomes effective.

          Each Holder of Securities, by its acceptance thereof, agrees to be bound by the terms of the Registration Rights
Agreement relating to the Securities and the Class B Common Stock issuable upon conversion thereof.

          (14) Registration, Transfer, Exchange and Denomina-tions. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in Wilmington, Delaware, duly endorsed by, or accom-panied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registra-tion of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (15) Persons Deemed Owners.  The registered Holder of a
Security may be treated as its owner for all purposes.

          (16) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Securi-ties entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (17) Defaults and Remedies. The Securities shall have the Events of Default as set forth in Section 501 of the Inden-ture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately.

          The holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Inden-ture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggre-gate principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified in its entirety by reference to, and subject to, the more complete description thereof con-tained in the Indenture.

          (18) Amendments, Supplements and Waivers. The Inden-ture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obliga-tions of the Company and the rights of the Holders of the Securi-ties under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggre-gate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (19) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

           (20) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          (21) Governing Law.  THE INDENTURE AND THE SECURITIES
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS
OF LAW.

          (22) Authentication. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

          (23) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of the Securi-ties upon written request and without charge a copy of the Indenture. Request may be made to:

                   Continental Airlines, Inc.
                 2929 Allen Parkway, Suite 2010
                      Houston, Texas  77019
                     Attn:  General Counsel

                         ASSIGNMENT FORM


To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to


- - - -----------------------------------------------------------------
       (Insert assignee's social security or tax I.D. no.)

- - - -----------------------------------------------------------------

- - - -----------------------------------------------------------------

- - - -----------------------------------------------------------------
      (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


     Your Signature:     ______________________________________
                         (Sign exactly as your name appears on
                         the other side of this Security)

     Date: ___________________


     Signature Guarantee:*  ___________________________________

_________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.



[Include the following if the Security bears a Restricted Securi-ties Legend --

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW

     (1) / / exchanged for the undersigned's own account without transfer; or

     (2) / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) / / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (4) / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other informa-tion as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                              __________________________
                                     Signature

Signature Guarantee:*


___________________________   ___________________________]
Signature must be guaranteed         Signature

_________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.



- - - ----------------------------------------------------------------

     [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:  ________________      ________________________________
                              NOTICE:   To be executed by
                                        an executive officer]

              (TO BE ATTACHED TO GLOBAL SECURITIES]

                           SCHEDULE A

          The initial principal amount of this Global Security shall be $__________. The following increases or decreases in the principal amount of this Global Security have been made:


        Amount of
        increase in
        Principal
        Amount of
        this Global                   Principal
        Security       Amount of      Amount of
        including      decrease in    this Global    Signature of
        upon           Principal      Security       authorized
        exercise       Amount         following      officer
        of over-       of this        such           of Trustee
Date    allotment      Global         decrease       or
Securities
Made    option         Security       or increase    Custodian

_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________

                       ELECTION TO CONVERT

To:  Continental Airlines, Inc.

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Class B Common Stock of CONTINENTAL AIRLINES, INC. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Class B Common Stock issuable upon conversion of the Securities.

Date: ____________, ____

     in whole __
                              Portions of Security to be
                              converted (or integral multiples
                              thereof):  $_________________

                         _______________________________________
                         Signature (for conversion only)

                              Please Print or Typewrite Name and
                              Address, Including Zip Code, and
                              Social Security or Other
                              Identifying Number

                         ________________________________________
                         ________________________________________
                         ________________________________________

                         Signature Guarantee:* __________________

________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                           EXHIBIT A-2

                    FORM OF EXCHANGE SECURITY

                   [FORM OF FACE OF SECURITY]

                   CONTINENTAL AIRLINES, INC.

                   8 1/2% Convertible Subordinated
             Deferrable Interest Debenture Due 2020

No._________                                         $___________
                                              CUSIP No. _________

          CONTINENTAL AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "the Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum [indicated on Schedule A
hereof]* [of ______ Dollars]** ($            ) on December 1,
2020.

Interest Payment Dates:  March 1, June 1, September 1 and Decem-
                         ber 1, commencing March 1, 1996

Regular Record Dates:    except as otherwise provided in the
                         Indenture, the close of business on the
                         Business Day next preceding each
                         Interest Payment Date

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

____________________

*    Applicable to Global Securities only.

**   Applicable to certificated Securities only.

          IN WITNESS WHEREOF, the Company has caused this instru-ment to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _________________

                              CONTINENTAL AIRLINES, INC.


                              By:________________________
                                 Name:
                                 Title:
[Seal]

Attest:

_______________

                                            TRUSTEE'S CERTIFICATE
                                            OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.





Dated:  November 28, 1995     Wilmington Trust Company,
                                not in its individual
                                capacity but solely
                                as Trustee


                              By: _______________________
                                   Authorized Signatory

                  [FORM OF REVERSE OF SECURITY]

                   CONTINENTAL AIRLINES, INC.

                 8 1/2% Convertible Subordinated
             Deferrable Interest Debenture Due 2020*

          (1) Interest. Continental Airlines, Inc., a Delaware corporation (the "Company"), is the issuer of this 8 1/2% Convertible Subordinated Deferrable Interest Debenture Due 2020 (the "Security") limited in aggregate principal amount to $231,958,750 (or up to $266,752,600 if the overallotment option is exercised in full), issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from November 28, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, an "Interest Payment Date"), commencing March 1, 1996, at the rate of 8 1/2% per annum (subject to increase as provided in Section 13 hereto) plus Additional Interest and Liquidated Damages, if any, until the principal hereof shall have become due and payable.

__________________

* All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

          The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarterly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

          (2) Additional Interest. The Company shall pay to Continental Airlines Finance Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties, assessments and other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority.

          (3) Extension of Interest Payment Period. The Company shall have the right, at any time during the term of this Security, from time to time to defer payments of interest (including Compounded Interest, Additional Interest and Liquidated Damages, if any) by extending the interest payment period of such Security for up to 20 consecutive quarters (an "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 312 of the Indenture, will bear interest thereon at 8 1/2% compounded quarterly for each quarter of the Extended Interest Payment Period, to the extent permitted by applicable law ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Compounded Interest that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters.
Upon the termination of any Extended Interest Payment Period and upon the payment of all Compounded Interest, Additional Interest and Liquidated Damages, if any, then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof.

          If the Property Trustee is the sole holder of the Securities, the Company shall give the Holder of the Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least one Business Day prior to the earlier of
(i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distributions are payable.

          If the Property Trustee is not the sole holder of the Securities, the Company shall give the Holders of these Securities and the Trustee notice of its selection of an Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record date or the date such distributions are payable.

          The quarter in which any notice is given pursuant to the second and third paragraphs of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under the first paragraph of this Section 3.

          (4) Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which, except as otherwise provided in the Indenture, shall be the close of business on the Business Day next preceding each Interest Payment Date (the "Regular Record Date"), commencing March 1, 1996. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Wilmington, Delaware or New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          (5) Paying Agent and Security Registrar. The Trustee will act as Paying Agent, Security Registrar and Conversion
Agent.  The Company may change any Paying Agent, Security
Registrar, co-registrar or Conversion Agent without prior notice.

The Company or any of its Affiliates may act in any such capacity.

          (6) Indenture. The Company issued the Securities under an indenture, dated as of November 28, 1995 (the "Indenture"), between the Company and Wilmington Trust Company, not in its individual capacity but solely as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a more complete statement of such terms. The Securities are unsecured general obligations of the Company limited to $231,958,750 in aggregate principal amount (or to $266,752,600 if the overallotment option is exercised in full) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security when due at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          (7) Optional Redemption. The Securities are redeemable, in whole or in part, at the Company's option at any time and from time to time after December 1, 1998, upon not less than 30 or more than 60 days' notice, at the following Redemption Prices, expressed as a percentage of the principal amount of the Securities, if redeemed during the 12-month period beginning December 1 of the applicable year set forth below:

                                            Percentage of
                                              Principal
     Year                                      Amount
     1998. . . . . . . . . . . . . . . . . .   105.95%
     1999. . . . . . . . . . . . . . . . . .   105.10%
     2000. . . . . . . . . . . . . . . . . .   104.25%
     2001. . . . . . . . . . . . . . . . . .   103.40%
     2002. . . . . . . . . . . . . . . . . .   102.55%
     2003. . . . . . . . . . . . . . . . . .   101.70%
     2004. . . . . . . . . . . . . . . . . .   100.85%
     2005 and thereafter . . . . . . . . . .   100.00%

plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the Interest Payment Date). From and after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

     (8) Optional Redemption Upon Tax Event. The Securities are subject to redemption in whole, but not in part, at the Company's option at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to $50 per $50 principal amount thereof plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

     (9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. The Securities in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions thereof called for redemption.

          If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

          (10) Mandatory Redemption. The Securities will mature on December 1, 2020. There are no sinking fund payments with respect to the Securities.

          (11) Subordination. The payment of the principal of, interest on or any other amounts due on the Securities is subordinated and junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          In addition, no payment of principal (including redemp-tion payments) of, premium, if any, or interest (including any Additional Interest, Compounded Interest or Liquidated Damages) on the Securities may be made (i) if any payment of principal, premium, interest or any other payment due on any Designated Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Designated Senior Indebtedness of the Company has been accelerated because of a default.

          "Senior Indebtedness" means in respect of the Company
(i) the principal, premium, if any, and interest in respect of
(A) indebtedness of such obligor for money borrowed and (B) in-debtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among such obligor or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness of the Company outstanding from time to time under agreements between the Company, on the one hand, and General Electric Company, General Electric Capital Corporation, any of their respective direct or indirect subsidiaries, or any affili-ates (as such term is defined in Rule 12b-2 under the Exchange
Act) of any of the foregoing (each of which is a "GE Party"), or any trust of which any GE Party is a beneficiary, on the other hand, in effect on the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof, and
(ii) any Senior Indebtedness of the Company incurred, issued or assumed after the original issue date of the Securities, and any renewal, refunding, replacement or extension thereof.

          (12) Conversion. The Holder of any Security has the right, exercisable at any time prior to the close of business (New York time) on the date of the Security's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Class B Common Stock at the initial conversion price of 1.034 shares of Class B Common Stock for each Security (equivalent to a conversion price of $48.36 per share of Class B Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Security is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

          To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Security on such Regular Record Date. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

          (13) Registration, Transfer, Exchange and
Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (14) Persons Deemed Owners.  The registered Holder of a
Security may be treated as its owner for all purposes.

          (15) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (16) Defaults and Remedies. The Securities shall have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately.

          The holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified in its entirety by reference to, and subject to, the more complete description thereof contained in the Indenture.

          (17) Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (18) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          (19) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          (20) Governing Law.  THE INDENTURE AND THE SECURITIES
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS
OF LAWS.

          (21) Authentication. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

          (22) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                   Continental Airlines, Inc.
                 2929 Allen Parkway, Suite 2010
                      Houston, Texas  77019
                     Attn:  General Counsel

                         ASSIGNMENT FORM


          To assign this Security, fill in the form below:

          (I) or (we) assign and transfer this Security to

_________________________________________________________________
       (Insert assignee's social security or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
      (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Your Signature:_________________________________________________
               (Sign exactly as your name appears on the other side of this Security)

Date: ________________________


Signature Guarantee:* _________________________________


_____________________

* Signature must be guaranteed by a commercial bank, trust company of member firm of the New York Stock Exchange.

              (TO BE ATTACHED TO GLOBAL SECURITIES]

                           SCHEDULE A

          The initial principal amount of this Global Security shall be $__________. The following increases or decreases in the principal amount of this Global Security have been made:


        Amount of
        increase in
        Principal
        Amount of
        this Global                   Principal
        Security       Amount of      Amount of
        including      decrease in    this Global    Signature of
        upon           Principal      Security       authorized
        exercise       Amount         following      officer
        of over-       of this        such           of Trustee
Date    allotment      Global         decrease       or
Securities
Made    option         Security       or increase    Custodian

_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________
_____   ____________   ____________   ____________   ____________

                       ELECTION TO CONVERT

To:  Continental Airlines, Inc.

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Class B Common Stock of CONTINENTAL AIRLINES, INC. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Class B Common Stock issuable upon conversion of the Securities.

Date: ____________, ____

     in whole __
                              Portions of Security to be
                              converted ($50 or integral
                              multiples thereof):
                              $_________________


_________________________________________
                         Signature (for conversion only)

                              Please Print or Typewrite Name and
                              Address, Including Zip Code, and
                              Social Security or Other
                              Identifying Number

                         ________________________________________
                         ________________________________________
                         ________________________________________

                         Signature Guarantee:* __________________


_____________________

* Signature must be guaranteed by a commercial bank, trust company of member firm of the New York Stock Exchange.

                             ANNEX A

                      AMENDED AND RESTATED
                      DECLARATION OF TRUST

      (Filed as Exhibit 4.2 to this Registration Statement)